Exhibit 23.1

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated January 28, 2010 on the consolidated financial statements of Southern China Livestock International Inc. for the fiscal years ended September 30, 2009 and 2008 included in the Registration Statement on Form S-1 of Southern China Livestock, Inc. (the "Company") being filed by the Company.

/s/ Shwartz Levitsky Feldman llp

Toronto, Ontario, Canada	Chartered Accountants
August 25, 2010	Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663